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                                                                    Exhibit 21.1


               Subsidiaries of Plains All American Pipeline, L.P.


Name                                         Jurisdiction
----                                         ------------
PAA Finance Corp.                            Delaware
Plains Marketing, L.P.                       Delaware
All American Pipeline, L.P.                  Texas
Plains Marketing Canada LLC                  Delaware
Plains Marketing Canada, L.P.                Canada
PMC (Nova Scotia) Company                    Canada